                                                                         EX-99.d

            AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

                              MANAGEMENT AGREEMENT

     This  MANAGEMENT  AGREEMENT  ("Agreement")  is  made  as of the  1st day of
August,  2006 by and between AMERICAN CENTURY CALIFORNIA  TAX-FREE AND MUNICIPAL
FUNDS, a  Massachusetts  business trust and registered  investment  company (the
"Company"),  and  AMERICAN  CENTURY  INVESTMENT  MANAGEMENT,  INC.,  a  Delaware
corporation (the "Investment Manager").

     WHEREAS,  a  majority  of those  members  of the Board of  Trustees  of the
Company (collectively, the "Board of Directors", and each Trustee individually a
"Director")  who are not "interested  persons" as defined in Investment  Company
Act (hereinafter  referred to as the "Independent  Directors"),  during its most recent annual evaluation of the terms of the Agreement pursuant to Section 15(c)
of the Investment  Company Act, has approved the continuance of the Agreement as it  relates  to each  series of shares of the  Company  set forth on  Schedule B attached hereto (the "Funds").

     NOW,  THEREFORE,  IN  CONSIDERATION  of the mutual  promises and agreements herein contained, the parties agree as follows:

1.   INVESTMENT MANAGEMENT SERVICES.  The Investment Manager shall supervise the investments  of each Fund. In such capacity,  the Investment  Manager shall maintain a continuous investment program for each such Fund, determine what securities  shall be  purchased  or sold by each Fund,  secure and evaluate such  information as it deems proper and take whatever  action is necessary or convenient to perform its  functions,  including the placing of purchase and sale orders.

2.   COMPLIANCE  WITH LAWS. All functions  undertaken by the Investment  Manager hereunder  shall at all times  conform to, and be in accordance  with,  any requirements imposed by:

     (a)  the Investment  Company Act and any rules and regulations  promulgated thereunder;

     (b)  any other applicable provisions of law;

     (c)  the Declaration of Trust of the Company as amended from time to time;

     (d)  the By-Laws of the Company as amended from time to time;

     (e)  the Multiple Class Plan; and

     (f)  the registration  statement(s) of the Company, as amended from time to time,  filed  under  the  Securities  Act of 1933  and the  Investment
          Company Act.

3.   BOARD  SUPERVISION.  All  of the  functions  undertaken  by the  Investment
     Manager  hereunder  shall at all times be subject to the  direction  of the
     Board of Directors,  its executive committee,  or any committee or officers of the Company acting under the authority of the Board of Directors.

4.   PAYMENT OF EXPENSES.  The  Investment  Manager will pay all the expenses of each class of each Fund that it shall manage,  other than interest,  taxes, brokerage  commissions,  portfolio insurance,  extraordinary  expenses, the fees and expenses of the Independent  Directors  (including  counsel fees), and expenses  incurred in  connection  with the  provision  of  shareholder services and  distribution  services under a plan adopted  pursuant to Rule
     12b-1 under the Investment Company Act. The Investment Manager will provide the Company with all physical facilities and personnel

                                                                          Page 1

                        AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

     required to carry on the  business of each class of each Fund that it shall manage,  including  but not  limited  to office  space,  office  furniture, fixtures and equipment, office supplies, computer hardware and software and salaried  and hourly  paid  personnel.  The  Investment  Manager may at its expense  employ  others to provide all or any part of such  facilities  and personnel.

5.   ACCOUNT FEES.  The Board of Directors  may impose fees for various  account services,  proceeds of which may be remitted to the appropriate Fund or the
     Investment Manager at the discretion of the Board of Directors. At least 60 days' prior  written  notice of the intent to impose such fee must be given to the shareholders of the affected series.

6.   MANAGEMENT FEES.

     (a)  In consideration of the services  provided by the Investment  Manager, each class of a Fund shall pay to the Investment  Manager a management fee that is  calculated  as  described in this Section 6 using the fee schedules described herein.

     (b)  Definitions

          (1)  An  "INVESTMENT   TEAM"  is  the  Portfolio   Managers  that  the
               Investment Manager has designated to manage a given portfolio.

          (2)  An   "INVESTMENT   STRATEGY"  is  the   processes   and  policies
               implemented by the  Investment  Manager for pursuing a particular investment objective managed by an Investment Team.

          (3)  A "PRIMARY STRATEGY PORTFOLIO" is each Fund, as well as any other series of any other registered  investment  company for which the
               Investment Manager serves as the investment manager and for which
               American  Century  Investment   Services,   Inc.  serves  as  the
               distributor;  provided,  however,  that a  registered  investment company  that  invests  its assets  exclusively  in the shares of other  registered  investment  companies  shall  not be a Primary
               Strategy  Portfolio.  Any  exceptions  to the above  requirements shall be approved by the Board of Directors.

          (4)  A "SECONDARY  STRATEGY  PORTFOLIO" is another  account managed by the  Investment  Manager  that is managed by the same  Investment
               Team as that  assigned to manage any Primary  Strategy  Portfolio that shares the same board of  directors  or board of trustees as the Company. Any exceptions to this requirement shall be approved by the Board of Directors.

          (5)  An  "INVESTMENT  CATEGORY"  for a Fund is the  group to which the
               Fund is  assigned  for  determining  the first  component  of its management  fee. Each Primary  Strategy  Portfolio is assigned to one of the  three  Investment  Categories  indicated  below.  The
               Investment Category  assignments for the Funds appear in Schedule
               B to  this  Agreement.  The  amount  of  assets  in  each  of the
               Investment   Categories   ("INVESTMENT   CATEGORY   ASSETS")   is
               determined as follows:

               a)   MONEY MARKET FUND CATEGORY ASSETS. The assets which are used to determine the fee for this Investment Category is the sum of the assets of all of the Primary Strategy  Portfolios and
                    Secondary Strategy  Portfolios

                                                                          Page 2

                        AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

                    that invest  primarily in debt securities and are subject to
                    Rule 2a-7 under the Investment Company Act.

               b)   BOND FUND  CATEGORY  ASSETS.  The  assets  which are used to determine  the fee for this  Investment  Category is the sum the assets of all of the  Primary  Strategy  Portfolios  and
                    Secondary Strategy  Portfolios that invest primarily in debt securities  and  are not  subject  to Rule  2a-7  under  the
                    Investment Company Act.

               c)   EQUITY FUND  CATEGORY  ASSETS.  The assets which are used to determine  the fee for this  Investment  Category is the sum the assets of all of the  Primary  Strategy  Portfolios  and
                    Secondary  Strategy  Portfolios  that  invest  primarily  in equity securities.

          (6)  The "PER ANNUM INVESTMENT  CATEGORY FEE DOLLAR AMOUNT" for a Fund
               is the dollar  amount  resulting  from  applying  the  applicable
               Investment  Category  Fee  Schedule  for the  Fund  (as  shown on
               Schedule A) using the applicable Investment Category Assets.

          (7)  The "PER  ANNUM  INVESTMENT  CATEGORY  FEE  RATE" for Fund is the
               percentage   rate  that  results  from  dividing  the  Per  Annum
               Investment  Category  Fee  Dollar  Amount  for  the  Fund  by the
               applicable Investment Category Assets for the Fund.

          (8)  The  "COMPLEX  ASSETS"  is the  sum of the  assets  in all of the
               Primary Strategy Portfolios.

          (9)  The "PER ANNUM  COMPLEX FEE DOLLAR  AMOUNT" for a class of a Fund shall be the dollar  amount  resulting  from  application  of the
               Complex Assets to the Complex Fee Schedule for the class as shown in Schedule C.

          (10) The "PER  ANNUM  COMPLEX  FEE  RATE" for a class of a Fund is the percentage  rate that results from dividing the Per Annum Complex
               Fee Dollar Amount for the class of a Fund by the Complex Assets.

          (11) The "PER ANNUM  MANAGEMENT FEE RATE" for a class of a Fund is the sum of the Per Annum  Investment  Category Fee Rate applicable to the Fund and the Per Annum  Complex  Fee Rate  applicable  to the class of the Fund.

     (c)  DAILY MANAGEMENT FEE CALCULATION. For each calendar day, each class of each Fund shall accrue a fee calculated by  multiplying  the Per Annum
          Management  Fee Rate for that class  times the net assets of the class on that day,  and further  dividing  that  product by 365 (366 in leap years).

     (d)  MONTHLY  MANAGEMENT  FEE  PAYMENT.  On the first  business day of each month,  each class of each series Fund shall pay the management fee to the  Investment  Manager  for  the  previous  month.  The  fee for the
          previous  month  shall  be  the  sum  of  the  Daily   Management  Fee
          Calculations for each calendar day in the previous month.

                                                                          Page 3

                        AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

     (e)  ADDITIONAL SERIES OR CLASSES. In the event that the Board of Directors shall determine to issue any additional  series of shares for which it is proposed that the Investment  Manager serve as investment  manager, the Company and the Investment Manager shall enter into an Addendum to this Agreement setting forth the name of the series and/or classes, as appropriate, the Applicable Fee and such other terms and conditions as are applicable to the management of such series and/or classes, or, in the  alternative,  enter into a  separate  management  agreement  that relates specifically to such series or classes of shares.

7.   CONTINUATION OF AGREEMENT.  This Agreement shall become  effective for each
     Fund as of the date first set forth above and shall  continue in effect for each Fund until August 1, 2007,  unless sooner  terminated  as  hereinafter provided,  and shall  continue in effect from year to year  thereafter  for each Fund only as long as such  continuance  is  specifically  approved  at least  annually  (i) by either the Board of  Directors  or by the vote of a majority of the outstanding voting securities of such Fund, and (ii) by the vote of a majority of the  Directors,  who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.  The annual approvals  provided for herein shall be effective to continue this  Agreement from year to year if given  within a period  beginning  not more than 90 days prior to August
     1st of each applicable  year,  notwithstanding  the fact that more than 365 days may have elapsed since the date on which such approval was last given.

8.   TERMINATION. This Agreement may be terminated, with respect to any Fund, by the Investment  Manager at any time without penalty upon giving the Company
     60 days' written notice,  and may be terminated,  with respect to any Fund, at any time  without  penalty  by the  Board of  Directors  or by vote of a majority  of the  outstanding  voting  securities  of such Fund on 60 days'
     written notice to the Investment Manager.

9.   EFFECT OF ASSIGNMENT.  This Agreement  shall  automatically  terminate with respect  to any  Fund in the  event  of its  assignment  by the  Investment
     Manager.  The term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act.

10.  OTHER  ACTIVITIES.  Nothing herein shall be deemed to limit or restrict the right of the  Investment  Manager,  or the  right  of any of its  officers, directors or employees (who may also be a Director,  officer or employee of the  Company),  to  engage  in any other  business  or to  devote  time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

11.  STANDARD OF CARE. In the absence of willful  misfeasance,  bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the  Investment  Manager,  it, as an  inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with,  rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

12.  SEPARATE AGREEMENT.  The parties hereto acknowledge that certain provisions of the Investment Company Act, in effect,  treat each series of shares of a
     registered   investment   company   as  a  separate   investment   company.
     Accordingly,  the parties hereto hereby  acknowledge and agree that, to the extent deemed  appropriate and consistent with the Investment  Company Act, this

                                                                          Page 4

                        AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

     Agreement  shall be deemed to constitute a separate  agreement  between the
     Investment Manager and each Fund.

13.  USE OF THE NAME "AMERICAN  CENTURY".  The name  "American  Century" and all rights to the use of the name "American Century" are the exclusive property of American Century Proprietary Holdings, Inc. ("ACPH"). ACPH has consented to, and granted a non-exclusive  license for, the use by the Company of the name  "American  Century"  in the name of the  Company  and any Fund.  Such consent and non-exclusive  license may be revoked by ACPH in its discretion if ACPH, the Investment  Manager, or a subsidiary or affiliate of either of them is not employed as the  investment  adviser of each Fund. In the event of such  revocation,  the  Company  and each Fund using the name  "American
     Century" shall cease using the name  "American  Century"  unless  otherwise consented to by ACPH or any successor to its interest in such name.

     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed by their  respective  duly  authorized  officers  as of the day and  year  first written above.

AMERICAN CENTURY INVESTMENT MANAGEMENT,  AMERICAN CENTURY CALIFORNIA TAX-FREE AND
INC.                                     MUNICIPAL FUNDS

/s/ Charles A. Etherington               /s/  David H. Reinmiller
--------------------------------------   ---------------------------------------
CHARLES A. ETHERINGTON                   DAVID H. REINMILLER
Senior Vice President                    Vice President

                                                                          Page 5

AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS  Schedule A: Category Fee Schedules
--------------------------------------------------------------------------------------------

                                   SCHEDULE A

                        INVESTMENT CATEGORY FEE SCHEDULES

MONEY MARKET FUNDS
================================================================================
                                            RATE SCHEDULES

CATEGORY ASSETS        SCHEDULE 1    SCHEDULE 2    SCHEDULE 3    SCHEDULE 4
--------------------- ------------ -------------- ------------ ----------------
--------------------- ------------ -------------- ------------ ----------------
First $1 billion        0.2500%       0.2700%       0.3500%       0.2300%
Next $1 billion         0.2070%       0.2270%       0.3070%       0.1870%
Next $3 billion         0.1660%       0.1860%       0.2660%       0.1460%
Next $5 billion         0.1490%       0.1690%       0.2490%       0.1290%
Next $15 billion        0.1380%       0.1580%       0.2380%       0.1180%
Next $25 billion        0.1375%       0.1575%       0.2375%       0.1175%
Thereafter              0.1370%       0.1570%       0.2370%       0.1170%
===================== ============ ============== ============ ================

BOND FUNDS
======================================================================================================
                                                       RATE SCHEDULES

CATEGORY ASSETS      SCHEDULE 1     SCHEDULE 2    SCHEDULE 3    SCHEDULE 4    SCHEDULE 5   SCHEDULE 6
------------------ -------------- ------------- ------------- -------------- ------------ ------------
------------------ -------------- ------------- ------------- -------------- ------------ ------------
First $1 billion      0.2800%        0.3100%       0.3600%       0.6100%       0.4100%      0.6600%
Next $1 billion       0.2280%        0.2580%       0.3080%       0.5580%       0.3580%      0.6080%
Next $3 billion       0.1980%        0.2280%       0.2780%       0.5280%       0.3280%      0.5780%
Next $5 billion       0.1780%        0.2080%       0.2580%       0.5080%       0.3080%      0.5580%
Next $15 billion      0.1650%        0.1950%       0.2450%       0.4950%       0.2950%      0.5450%
Next $25 billion      0.1630%        0.1930%       0.2430%       0.4930%       0.2930%      0.5430%
Thereafter            0.1625%        0.1925%       0.2425%       0.4925%       0.2925%      0.5425%
================== ============== ============= ============= ============== ============ ============

EQUITY FUNDS
==========================================================================
                                           RATE SCHEDULES

CATEGORY ASSETS                  SCHEDULE 1              SCHEDULE 2
-------------------------- ----------------------- -----------------------
-------------------------- ----------------------- -----------------------
First $1 billion                  0.5200%                 0.7200%
Next $5 billion                   0.4600%                 0.6600%
Next $15 billion                  0.4160%                 0.6160%
Next $25 billion                  0.3690%                 0.5690%
Next $50 billion                  0.3420%                 0.5420%
Next $150 billion                 0.3390%                 0.5390%
Thereafter                        0.3380%                 0.5380%
========================== ======================= =======================

                                                                        Page A-1

AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS   Schedule B: Investment Category Assignments
------------------------------------------------------------------------------------------------------

                                   SCHEDULE B

                         INVESTMENT CATEGORY ASSIGNMENTS

AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
================================================================================
                                                                     Applicable
                                                                    Fee Schedule
Series                                      Category                  Number
--------------------------------------------------------------------------------
California Tax-Free Money Market Fund       Money Market Funds         2
California Limited-Term Tax-Free Fund       Bond Funds                 1
California Tax-Free Bond Fund               Bond Funds                 1
California Long-Term Tax-Free Fund          Bond Funds                 1
California High-Yield Municipal Fund        Bond Funds                 2
================================================================================

                                                                        Page B-1

AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS   Schedule C: Complex Fee Schedules
--------------------------------------------------------------------------------------------

                                   SCHEDULE C

                              COMPLEX FEE SCHEDULES

================================================================================
                                         Rate Schedules

Complex Assets        Advisor Class    Institutional Class     All Other Classes
------------------- ----------------- ----------------------- ------------------
First $2.5 billion       0.0600%         0.1100%                  0.3100%
Next $7.5 billion        0.0500%         0.1000%                  0.3000%
Next $15.0 billion       0.0485%         0.0985%                  0.2985%
Next $25.0 billion       0.0470%         0.0970%                  0.2970%
Next $25.0 billion       0.0370%         0.0870%                  0.2870%
Next $25.0 billion       0.0300%         0.0800%                  0.2800%
Next $25.0 billion       0.0200%         0.0700%                  0.2700%
Next $25.0 billion       0.0150%         0.0650%                  0.2650%
Next $25.0 billion       0.0100%         0.0600%                  0.2600%
Next $25.0 billion       0.0050%         0.0550%                  0.2550%
Thereafter               0.0000%         0.0500%                  0.2500%
================================================================================

=========================================================================================================
                Series                   Investor   Institu-   Advisor      A       B        C     R
                                           Class     tional     Class     Class   Class    Class   Class
                                                     Class
---------------------------------------------------------------------------------------------------------
> California High-Yield Municipal Fund      Yes        No        No        Yes     Yes      Yes     No
> California Tax Free Money Market Fund     Yes        No        No        No       No      No      No
> California Tax-Free Bond Fund             Yes        No        No        No       No      No      No
> California Long-Term Tax-Free Fund        Yes        No        No        No       No      No      No
> California Limited-Term Tax-Free Fund     Yes        No        No        No       No      No      No
=========================================================================================================

                                                                        Page C-1